PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 12, 1995)

                              $175,000,000

                          RALSTON PURINA COMPANY
                 7 3/4% DEBENTURES DUE OCTOBER 1, 2015
                              ____________

                Interest Payable April 1 and October 1
                              ____________

     INTEREST ON THE DEBENTURES IS PAYABLE SEMI-ANNUALLY IN ARREARS ON APRIL 1 AND OCTOBER 1 OF EACH YEAR, COMMENCING APRIL 1, 1996. THE DEBENTURES WILL MATURE ON OCTOBER 1, 2015. THE DEBENTURES MAY NOT
      BE REDEEMED PRIOR TO MATURITY BY THE COMPANY AND ARE NOT SUBJECT
                         TO ANY SINKING FUND.
                             ____________
     The Debentures will be represented by a Global Security (the "Global Security") registered in the name of the nominee of The Depository Trust Company, which will act as Depositary. Interests in the Global Security will be evidenced only by, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. See "Certain Terms of the Debentures--Book-Entry System". Except as described in the
Prospectus, Debentures in definitive form will not be issued. Settlement for the Debentures will be made in immediately available funds. The Debentures will trade in the Depositary's Same-Day Funds Settlement System and secondary market trading activity for the Debentures will therefore settle in immediately available funds. See "Certain Terms of the Debentures--Same-Day Settlement and Payment".
                          ____________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
       STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                          CRIMINAL OFFENSE.
                         ____________

              PRICE 99.918% AND ACCRUED INTEREST
                        ____________

                               UNDERWRITING
                   PRICE TO    DISCOUNTS AND     PROCEEDS TO
                    PUBLIC    COMMISSIONS<F2>  COMPANY<F1><F3>
                  ---------   ---------------  ---------------
Per Debenture      99.918%         .875%           99.043%
Total           $174,856,500    $1,531,250      $173,325,250

------
<F1> Plus accrued interest from October 1, 1995.
<F2> The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities
     Act of 1933.
<F3> Before deducting expenses payable by the Company estimated at
     $135,000.

                        ____________
The Debentures are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of
certain legal matters by Simpson Thacher & Bartlett, counsel for the Underwriters. It is expected that delivery of the Debentures will be made on or about October 2, 1995 through the book-entry facilities of the Depositary against payment therefor in immediately available funds.
                       ____________
MORGAN STANLEY & CO.
   Incorporated
                     DILLON, READ & CO. INC.
                                         A.G. EDWARDS & SONS, INC.
September 27, 1995

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                                                              TABLE OF CONTENTS

                                                             PROSPECTUS SUPPLEMENT

                                                                                                                             PAGE
                                                                                                                             ----
                     Use of Proceeds.....................................................................................     S-3

                     Ratio of Earnings to Fixed Charges..................................................................     S-3

                     Certain Terms of the Debentures.....................................................................     S-4

                     Underwriting........................................................................................     S-5

                     Legal Opinions......................................................................................     S-5

                                                                     PROSPECTUS

                     Available Information...............................................................................       2

                     Incorporation of Certain Documents by Reference.....................................................       2

                     Ralston Purina Company..............................................................................       3

                     Use of Proceeds.....................................................................................       3

                     Ratio of Earnings to Fixed Charges..................................................................       3

                     Description of Debt Securities......................................................................       3

                     Description of Warrants.............................................................................       9

                     Plan of Distribution................................................................................      10

                     Legal Opinions......................................................................................      11

                     Experts.............................................................................................      11

                              -------------

   IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBENTURES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             USE OF PROCEEDS

   The net proceeds to be received by the Company from the sale of the Debentures will be added to the general funds of the Company and may be used for possible repayment of debt, future acquisitions, capital expenditures, repurchase of the Company's stock, or other general corporate purposes.

                                                 RATIO OF EARNINGS TO FIXED CHARGES
                                                       (DOLLARS IN MILLIONS)

                                                   NINE MONTHS
                                                      ENDED
                                                    JUNE 30,                         YEAR ENDED SEPTEMBER 30,
                                                   -----------       --------------------------------------------------------
                                                     1995<Fa>        1994<Fb>      1993       1992<Fc>     1991<Fd>      1990
                                                     --------        --------      ----       --------     --------      ----
   Ratio of Earnings to Fixed Charges<Fe><Ff>..        2.9             2.4         2.8          2.7          3.2         3.3
                                                       ===             ===         ===          ===          ===         ===

 -----

<Fa> Excluding provisions for restructuring of the Company's battery operations in the nine months ended June 30, 1995, earnings before income taxes and fixed charges were $593.4 and the ratio of earnings to fixed charges was 3.1.

<Fb> Excluding provisions for restructuring of the Company's battery and bakery operations in the year ended September 30, 1994, earnings before income taxes, extraordinary item and fixed charges were $766.1 and the ratio of earnings to fixed charges was 2.7.

<Fc> Excluding provisions for restructuring of the Company's battery, agricultural and bakery operations and gains on the sale of international battery products property in the year ended September 30, 1992, earnings before income taxes, extraordinary item and fixed charges were $845.9 and the ratio of earnings to fixed charges was 2.8.

<Fd> Excluding provisions for restructuring of the Company's battery, bakery and grocery products operations, and certain environmental costs, in the year ended September 30, 1991, earnings before income taxes and fixed charges were $924.7 and the ratio of earnings to fixed charges was 3.4.

<Fe> Effective July 22, 1995, the Company sold its wholly-owned subsidiary Continental Baking Company (CBC) to Interstate. The earnings and fixed charges of CBC are included in the above ratios.

<Ff> For the purpose of this ratio, "Earnings" consists of earnings before income taxes, extraordinary items (which have occurred in fiscal years 1992, 1993, 1994), cumulative effect of accounting changes (1993) and "fixed charges". "Fixed charges" consist of preferred stock dividends, interest and amortization of debt discount and expense on all indebtedness and a portion of net rental expense representative of the interest factor.

                     CERTAIN TERMS OF THE DEBENTURES

   The following description of the particular terms of the Debentures offered hereby (referred to in the Prospectus as "Debt Securities") supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of Debt Securities set forth in the Prospectus, to which description reference is hereby made.

 GENERAL

   The Debentures will be unsecured general obligations of the Company, will be limited to $175,000,000 aggregate principal amount and will mature on October 1, 2015. The Debentures will bear interest at the rate per annum shown on the cover of this Prospectus Supplement from October 1, 1995 or from the most recent date to which interest has been paid or provided for, payable semiannually on April 1 and October 1 of each year, commencing April 1, 1996 to the person in whose name the Debenture is registered at the close of business on March 15 or September 15, as the case may be, next preceding such interest payment date. The Debentures may not be redeemed at the option of the Company prior to maturity and do not provide for any sinking fund. The Company will be discharged from certain obligations in respect of the Debentures and may omit to comply with certain provisions of the Indenture if the conditions specified in "Description of Debt Securities-Defeasance" in the Prospectus are satisfied.

 BOOK-ENTRY SYSTEM

   The Debentures will be issued in the form of a registered Global Security which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York and registered in the name of the Depositary's nominee. Except as provided in the Prospectus, owners of beneficial interests in the Global Security will not be entitled to have Debentures registered in their names, will not receive or be entitled to receive physical delivery of Debentures in definitive form and will not be considered the owners or holders thereof for any purpose under the Indenture.

   The Depositary has advised the Company that it is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or indirect participants.

   Principal and interest payments on the Debentures registered in the name of the Depositary's nominee will be made by the Trustee to the Depositary's nominee as the registered owner of the Global Security. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Debentures are registered as the owners of such Debentures for the purpose of receiving payment of principal and interest on the Debentures and for all other purposes whatsoever. Therefore, neither the Company, the Trustee nor any Paying Agent has any direct responsibility or liability for the payment of principal or interest on the Debentures to owners of beneficial interests in the Global Security. The Depositary has advised the Company and the Trustee that its present practice is, upon receipt of any payment of principal or interest, to immediately credit the accounts of the Participants with such payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Security as shown on the records of the Depositary.

 SAME-DAY SETTLEMENT AND PAYMENT

   Settlement for the Debentures will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.

   Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Debentures will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading in the Debentures will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debentures.

                              UNDERWRITING

   Subject to the terms and conditions set forth in the Terms
 Agreement dated September 27, 1995 (which incorporates by reference the terms of the Underwriting Agreement General Terms and Provisions), the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase from the Company, the principal amount of the Debentures set forth opposite its name below:

                                                                                                                  PRINCIPAL
                                                                                                                   AMOUNT
                                                          UNDERWRITERS                                          OF DEBENTURES
                                                          ------------                                          -------------
                     Morgan Stanley & Co. Incorporated ....................................................     $ 58,333,334
                     Dillon, Read & Co. Inc. ..............................................................       58,333,333
                     A.G. Edwards & Sons, Inc. ............................................................       58,333,333
                                                                                                                ------------
                         Total.............................................................................     $175,000,000
                                                                                                                ============

   Under the terms and conditions of the Terms Agreement, the Underwriters are obligated to take and pay for all of the Debentures if any are taken.

   The Company has been advised that the Underwriters propose initially to offer the Debentures to the public at the offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of .50% of the principal amount. The Underwriters may allow, and such dealers may reallow, a concession not in excess of .25% of the principal amount to certain other dealers. After the initial public offering, the public offering price and other selling terms may be varied by the Underwriters.

   The Company does not intend to list the Debentures on any securities exchange or on the Nasdaq National Market. The Company has been advised by each of the Underwriters that it presently intends to make a market in the Debentures; however, the Underwriters are not obligated to do so, and market making with respect to the Debentures may be discontinued at any time without notice. There can be no assurance that an active public market for the Debentures will develop.

   The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make in respect of such liabilities.

   Certain of the Underwriters have provided from time to time, and expect to provide in the future, financial advisory and investment banking services to the Company and its affiliates, for which such Underwriters have received and will receive customary fees and commissions.

                             LEGAL OPINIONS

   The legality of the Debentures will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), 425 Lexington Avenue, New York, New York 10017, which may rely on Mr. James M. Neville, General
 Counsel to the Company, as to matters of Missouri law.

                              $400,000,000

                         RALSTON PURINA COMPANY

        DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES

                            -----------------

   Ralston Purina Company (the "Company") may offer from time to time in one or more series, either jointly or separately, for proceeds of up to $400,000,000 (or the equivalent in one or more foreign currencies or composite currencies including European Currency Units ("ECU")) debt securities (the "Debt Securities") or warrants to purchase Debt Securities (the "Warrants"). The Debt Securities and Warrants may be offered directly, or through agents designated from time to time, or through broker-dealers or underwriters also to be designated. The Debt Securities and Warrants (collectively, the "Offered Securities") may be offered separately or as units with other securities, in separate series, in amounts, at prices, and on terms, to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

   The designation, the specific aggregate principal amount, denominations, offering price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, the coin or currency in which principal, premium, if any, and interest, if any, will be payable, conversion, redemption and sinking fund provisions, if any, of the Debt Securities, the duration, offering price, if any, exercise price and detachability of any Warrants, the name of each agent, broker-dealer, underwriter or other purchaser, if any, in connection with the sale of the Offered Securities and any listing on a securities exchange are set forth in the accompanying Prospectus Supplement.

   If an agent of the Company or a broker-dealer, underwriter or other purchaser is involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the agent's commission or broker-dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. The net proceeds to the Company will be the purchase price less applicable commission in the case of a sale through an agent, the purchase price in the case of a broker-dealer or other purchaser or the public offering price less discount in the case of an underwriter less, in each case, other issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, broker-dealers, underwriters and other purchasers.

                            -----------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------

              The date of the Prospectus is June 12, 1995.

                          AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other informational documents with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such documents can also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

   This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

             INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents, heretofore filed with the Commission by the Company under the Exchange Act, are incorporated herein by reference:

     (i) Annual Report on Form 10-K for the fiscal year ended
         September 30, 1994;

     (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1994, and March 31, 1995, and

     (iii) Current Reports on Form 8-K dated April 21, 1995 and June 8, 1995 and Current Report on Form 8-K-A dated March 31, 1994 and filed October 21, 1994.

   All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such a request may be directed in writing to the Investor Relations Department, Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164 or by telephone to (314) 982-2374.

                         RALSTON PURINA COMPANY

   The Company, incorporated in Missouri in 1894, is the world's largest producer of dry dog and dry and soft-moist cat foods as well as the world's largest manufacturer of dry cell battery products. The Company is also a major producer of dietary soy protein, fiber food ingredients and polymer products. The Company is also presently the largest wholesale baker of fresh delivered bread and sweet baked goods in the United States. On April 12, 1995, the Company entered into a Purchase and Sale Agreement with Interstate Bakeries Corporation and Interstate Brands Corporation (collectively "Interstate") pursuant to which the Company has agreed to sell all of the capital stock of Continental Baking Company, its wholly owned subsidiary engaged in the wholesale baking business. The transaction is subject to approval by Interstate's shareholders and regulatory clearance and is currently being reviewed by federal antitrust authorities. If approval is obtained and any issues raised by such review are successfully resolved, the transaction is expected to close in July of 1995, however there can be no assurance that such approval and resolution will be obtained. The Company maintains its principal executive offices at Checkerboard Square, St. Louis, Missouri 63164, Tel. (314) 982-1000.

                             USE OF PROCEEDS

   The net proceeds to be received by the Company from the sale of the Offered Securities and Warrants will be added to the general funds of the Company and may be used for possible repayment of debt, future acquisitions, capital expenditures, repurchase of the Company's stock, and such other purposes as may be specified in the Prospectus Supplement.

                   RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated (dollars in millions):



                                                   SIX MONTHS                        YEAR ENDED SEPTEMBER 30,
                                                      ENDED          --------------------------------------------------------
                                                MARCH 31, 1995<Fa>   1994<Fb>      1993       1992<Fc>     1991<Fd>      1990
                                                ------------------   --------      ----       --------     -------       ----
     Ratio of Earnings to Fixed Charges<Fe><Ff>.       3.1             2.4         2.8          2.7          3.2         3.3

 -----

<Fa> Excluding provisions for restructuring of the Company's battery operations in the six months ended March 31, 1995, earnings before income taxes and fixed charges were $412.6 and the ratio of earnings to fixed charges was 3.3.

<Fb> Excluding provisions for restructuring of the Company's battery and bakery operations in the year ended September 30, 1994, earnings before income taxes, extraordinary item and fixed charges were $766.1 and the ratio of earnings to fixed charges was 2.7.

<Fc> Excluding provisions for restructuring of the Company's battery, agricultural and bakery operations and gains on the sale of international battery products property in the year ended September 30, 1992, earnings before income taxes, extraordinary item and fixed charges were $845.9 and the ratio of earnings to fixed charges was 2.8.

<Fd> Excluding provisions for restructuring of the Company's battery, bakery and grocery products operations, and certain environmental costs, in the year ended September 30, 1991, earnings before income taxes and fixed charges were $924.7 and the ratio of earnings to fixed charges was 3.4.

<Fe> On April 12, 1995, the Company and Interstate jointly announced the signing of a definitive sales agreement for Interstate to acquire Continental Baking Company (CBC), a wholly-owned subsidiary of the Company. The earnings and fixed charges of CBC are included in the above ratios.

<Ff> For the purpose of this ratio, "Earnings" consists of earnings before income taxes, extraordinary items (which have occurred in fiscal years 1992, 1993, 1994), cumulative effect of accounting changes (1993) and "fixed charges". "Fixed charges" consist of preferred stock dividends, interest and amortization of debt discount and expense on all indebtedness and a portion of net rental expense representative of the interest factor.

                     DESCRIPTION OF DEBT SECURITIES

   The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any

 Prospectus Supplement and the extent, if any, to which such general provisions do not apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

   The Debt Securities will be issued in one or more series under an Indenture, dated as of May 26, 1995, between the Company and The First National Bank of Chicago as Trustee (the "Indenture"). A copy of the Indenture has been included as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definition therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference.


 GENERAL

   The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company, unless they are specifically designated as subordinated.

   Reference is made to the Prospectus Supplement for the following terms to the extent they are applicable to the Debt Securities offered thereby: (i) designation, aggregate principal amount and denomination; (ii) the purchase price of such offered Debt Securities (expressed as a percentage of the principal amount thereof); (iii) date or dates of maturity; (iv) currency or currencies for which Debt Securities may be purchased and currency or currencies in which principal of and any interest may be payable; (v) if the currency for which Debt Securities may be purchased or in which principal of and any interest may be payable is at the purchaser's election, the manner in which such an election may be made; (vi) interest rate or rates (and the method by which such rate or rates will be determined) and date or dates on which interest will begin to accrue; (vii) the times at which interest will be payable and regular record dates for interest payment dates; (viii) the period or periods, if any, within which, and the price or prices at which, such Offered Securities may be redeemed at the option of the Company or otherwise; (ix) any mandatory or optional sinking fund or analogous provisions; (x) federal income tax consequences; (xi) whether such offered Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Security or Securities; (xii) whether the provisions of the Indenture relating to the defeasance of Debt Securities shall apply to the Offered Securities; and (xiii) any other specific terms of the Securities.

 REGISTRATION, PAYMENT AND DENOMINATIONS

   Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form without coupons. Principal and interest will be payable, and the Debt Securities will be transferable, at the office or offices or agency or agencies maintained by the Company for such purposes, provided that payment of interest on any Debt Securities may be made at the option of the Company by check mailed to the registered holders. Interest will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date. Unless otherwise specified in the Prospectus Supplement and except as provided in the Indenture, if the interest payment date is the first day of a calendar month, the record date will be the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the record date will be the first day of such calendar month, whether or not such record date is a Business Day.

   The Debt Securities offered hereby will be issued in denominations of $1,000 or any whole multiple of $1,000 or the equivalent thereof in a foreign denominated or composite currency or in ECUs, unless otherwise specified in the Prospectus Supplement (Section 2.7). No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.8).

   Debt Securities may also be issued under the Indenture upon the exercise of Warrants issued by the Company. See "Description of Warrants".

 GLOBAL SECURITIES

   The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Each Global Security shall be registered in the name of the Depositary for such Global Security or its nominee (Section 2.14). Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary (Section 2.14).

   The specific terms of the depositary arrangement with respect to any Global Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a Global Security, the Depositary or its nominee will credit the accounts of persons holding Debt Securities through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters with respect to Debt Securities placed by underwriters for the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on and the transfer of that ownership interest will be effected only through, records maintained by the Depositary, its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a Global Security.

   So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for the purposes of receiving payment on the Debt Security receiving notices and for all other purposes under the Indenture governing such Debt Securities. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names and will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

   Any payment of principal, premium or interest on Debt Securities registered in the name of a Depositary or its nominee represented by any such Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any agent of the Company or the Trustee or any underwriter will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

   The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

   A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, except as otherwise provided in the Indenture. A Global Security representing Debt Securities is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company fails to appoint a successor Depositary within 90 days or (y) the Company in its sole discretion determines that such Global Security shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Debt Securities represented by such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates in definitive form representing Debt Securities issuable in such denominations and in such names as the Depositary holding such Global Security shall direct. Subject to the foregoing, the Global Security is not exchangeable, except for a Global Security of like denomination to be registered in the name of the Depositary or its nominee.

 CERTAIN COVENANTS

   Limitations on Liens. The Company covenants that it will not have, nor will it permit any Domestic Subsidiary (defined as a Subsidiary the majority of the operating assets of which are located within, and the principal business of which is carried on in, the United States of America, other than a subsidiary engaged primarily in the business of purchasing accounts receivable, making loans and advances against accounts receivable and chattels and related types of financing or engaged primarily in the business of owning, developing or leasing real property (Section 1.1)) to have, any lien on its properties or assets or upon any income or profits therefrom without equally and ratably securing the Debt Securities. This restriction does not apply to certain permitted liens, including (a) liens on property existing at the time of acquisition thereof and certain purchase money mortgages; (b) liens on property of any corporation existing at the time such corporation becomes a Domestic Subsidiary; (c) liens existing as of the date of the Indenture; (d) liens which secure debt owing to the Company or a Domestic Subsidiary by a Domestic Subsidiary; (e) liens arising from assignments of moneys due under contracts with the United States; (f) liens on property created in contemplation of the sale or disposition of such property provided that after 120 days from the creation of such lien such property shall not be owned by the Company or any Domestic Subsidiary and any indebtedness secured by such mortgage shall be without recourse to the Company or any Domestic Subsidiary; (g) liens arising from judgments being appealed and from certain pledges and deposits; and
 (h) any extension, renewal or replacement of any lien referred to in the foregoing clauses (a) through (g), inclusive (Section 3.6).

   Limitations on Sale and Lease-back Transactions. The Company covenants that it will not enter, nor will it permit any Domestic Subsidiary to enter, into any sale and lease-back transactions involving any Principal Property (as defined), other than a sale by a Domestic Subsidiary to the Company and other than transactions for temporary periods not exceeding five years by the end of which period it is intended that the use of the leased property by the lessee will be discontinued, unless the Company, within 120 days after the transfer of title to such Principal Property, applies to the redemption of Debt Securities at the then applicable optional redemption price or the redemption of other pari passu indebtedness maturing more than 12 months after its creation an amount equal to the net proceeds received by the Company or such Domestic Subsidiary upon such sale (Section 3.7). Under the Indenture, a Principal Property is defined as a battery, protein or pet food manufacturing plant owned by the Company or a Subsidiary as of May 26, 1995, (and any future additions or improvements thereto) and located within the United States of America(Section 1.1).

   Exempted Transactions. Notwithstanding the foregoing provisions, the Company or any Domestic Subsidiary may create liens on its property or assets without equally and ratably securing the Debt Securities or enter into sale and lease-back transactions involving a Principal Property without redeeming Debt Securities or other indebtedness if, after giving effect thereto, the aggregate amount of indebtedness of the Company and its Domestic Subsidiaries secured by liens otherwise prohibited plus the aggregate amount of Attributable Debt (defined as the present value, computed by discounting at the rate of interest per annum borne by the offered Debt Securities, of the obligation of a lessee for net rental payments during the remaining term of any lease) in respect of such sale and lease-back transactions does not exceed 5% of the Consolidated Net Tangible Assets (defined as total assets less (a) all liabilities except (i) notes payable; (ii) current maturities of long-term debt; (iii) current maturities of obligations under capital leases; (iv) long-term debt and long-term obligations under capital leases; and (b) goodwill and intangible assets) of the Company and its Domestic Subsidiaries (Sections 3.6 and 3.7).


 EVENTS OF DEFAULT

   An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on the Debt Securities of such series; (b) default in the payment of any principal on the Debt Securities of such series; (c) default by the Company in payment of any sinking fund installment with respect to such series of Debt Securities; (d) default by the Company in performance of any of the covenants or warranties in the Indenture contained therein for the benefit of the Debt Securities of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding; and (e) certain events of bankruptcy, insolvency or reorganization of the Company (Section 5.1). No Event of Default described in clause (a), (b), (c) or (d) above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

   The Indenture provides that if an Event of Default under clause
 (a), (b), (c) or (d) above (but only if, in the case of clause (d), the Event of Default is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to one or more series of the Debt Securities, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of the series affected by such Event of Default (each such series treated as a separate class) may declare the principal of all the Debt Securities of such series, together with accrued interest, to be due and payable immediately. If an Event of Default under clause (d) (if the Event of Default under clause (d) is with respect to all of the series of Debt Securities then outstanding), or (e) above shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in the aggregate principal amount of all the Debt Securities of such series then outstanding (each such series treated as one class), may declare the principal of all the Debt Securities in such series, together with accrued interest, to be due and payable immediately. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the Holders of a majority in principal amount of the Debt Securities of the series then outstanding (each such series treated as a separate class) or all Debt Securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the Holders of a majority in principal amount of the Debt Securities of the series then outstanding (each such series treated as a separate class) or all Debt Securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the Holder of each Debt Security so affected (Sections 5.1 and 5.10).

   The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such Debt Securities (Section 6.2). The Indenture also provides that the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected (each series treated as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series (Section 5.9).

   The Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists (Section 3.5).

 SATISFACTION AND DISCHARGE

   The Indenture shall be satisfied and discharged with respect to any series of Debt Securities when: (1) either (A) all Debt Securities of that series theretofore authenticated and delivered have been delivered to the Trustee canceled or for cancellation; or (B) all Debt Securities of that series not theretofore delivered to the Trustee canceled or for cancellation (i) have become due and payable, or (ii) will become due and payable at their maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the entire indebtedness of such Debt Securities for principal and interest to the date of such deposit (in the case of Debt Securities which have become due and payable), or to the maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to the Debt Securities of such series; and (3) the Company has delivered to the Trustee an officer's certificate and an Opinion of Counsel each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge thereof with respect to the Debt Securities of such series have been complied with (Section 10.1).

 DEFEASANCE

   Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Indenture provides that the Company, at its option, (i) will be discharged from any and all obligations in respect of the

 Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or
 (ii) will not be subject to provisions of the Indenture concerning limitations upon liens and sale and lease-back transactions, and consolidation, merger and sale or lease of assets (and any other obligation of the Company or restrictive covenant applicable to such Debt Securities as specified in the applicable Prospectus Supplement), in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined) (or another comparable instrument with respect to the currency of the Debt Securities as selected by the Company with the consent of the Trustee) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on the outstanding Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise such option, the Company is required, among other things to deliver to the Trustee (1) an opinion of counsel or a ruling published by the Internal Revenue Service to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and (2) if the Debt Securities of such series are then listed on any national securities exchange, an Opinion of Counsel or a letter or other document from such exchange, to the effect that such Securities would not be delisted from such exchange as a result of the exercise of such option (Section 13.2).

 MODIFICATION, WAIVER AND MEETINGS

   The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in principal amount of the Debt Securities of all series then outstanding affected by such supplemental indenture (treated as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Debt Securities of each such series, except that no such supplemental indenture may, without the consent of the Holders of all outstanding Debt Securities (i) change the final maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suits for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture (Section 8.2).

   The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of all Holders of the Debt Securities of such series (i) waive any past default under the Indenture with respect to such Debt Securities, except a default in the payment of principal or interest or a covenant or provision that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security of such series, and (ii) waive compliance by the Company with certain provisions of the Indenture, including the provisions concerning limitations upon liens and sale and lease-back transactions, in each case with respect to the Debt Securities of such series (Sections
 5.10 and 3.9).

   The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series (Section 7.6). A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series or of all series, as the case may be (Section 7.6(c)). Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series (Sections 7.5 and 7.6).

 CONSOLIDATION, MERGER AND SALE OF ASSETS

   The Company covenants that it will not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation is the Company or is a domestic corporation which assumes the Company's obligations on the Debt Securities and under the Indenture, and after giving effect to such transaction the Company or the successor corporation would not be in default under the Indenture (Section 9.1).

 CONCERNING THE TRUSTEE

   The First National Bank of Chicago is the trustee under an Indenture dated as of January 31, 1992, with the Company and The First National Bank of Chicago, with regard to the following securities previously issued: (i) 8 5/8% Debentures due 2022 and (ii) 8 1/8% Debentures due 2023. The Company maintains a deposit account and conducts other banking transactions with the Trustee in the ordinary course of business.

 GOVERNING LAW

   The Indenture and each Debt Security shall be deemed to be contracts under the law of the State of New York and for all purposes shall be construed in accordance with the law of such state.

                         DESCRIPTION OF WARRANTS

   The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Warrant Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants, will be filed as an exhibit to a current report on Form 8-K of the Company with respect to each offering of the Debt Securities and incorporated herein by reference. The following summaries of certain provisions of the form of Warrant Agreement and Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificate.

 GENERAL

   If Warrants are offered, the Prospectus Supplement will describe the Warrant Agreement and the terms of the Warrants, including the following: (i) the offering price; (ii) the currency for which Warrants may be purchased; (iii) the designation, aggregate principal amount, currency and terms of the Debt Securities purchasable upon exercise of the Warrants; (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price and currency at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) federal income tax consequences; (ix) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (x) any other terms of the Warrants.

   Warrant Certificates may be exchanged for new Warrant Certificates of different denomination, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

 EXERCISE OF WARRANTS

   Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

   Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

                          PLAN OF DISTRIBUTION

   The Company may sell the Offered Securities to or through underwriters, dealers, or agents, and also may sell the Offered
 Securities to one or more other purchasers or through a combination of any such methods of sale.

   The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering (and, in certain circumstances, any reoffering), including the name or names of any underwriters, agents or other purchasers, the purchase price in respect of the Offered Securities, the proceeds to the Company, any initial public offering price, any discounts, commissions and other items constituting compensation from the Company and any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers.

   The distribution of the Offered Securities may be effected by one or more agents, broker-dealers, underwriters or other purchasers from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of an agent, broker-dealer, underwriter or other purchaser to purchase Offered Securities will be subject to satisfaction of certain conditions, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or realized or paid to dealers may be changed from time to time. The Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

   If so indicated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

   Agents and underwriters may from time to time purchase and sell the Offered Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Offered Securities or liquidity in the secondary market if one develops. From time to time, agents and underwriters may make a market in the Offered Securities.

   Underwriters, agents and other purchasers who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by the Company to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, agents or other purchasers may be required to make in respect thereof. Such underwriters, agents and other purchasers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

                             LEGAL OPINIONS

   The legality of the Offered Securities offered hereby will be passed upon for the Company by James M. Neville, Vice President, General Counsel and Secretary of Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164. At May 23, 1995 Mr. Neville was the beneficial owner of 26,951 shares of Common Stock of the Company. Additionally, as of May 23, 1995, 423 shares of Common Stock, and 1,056 shares of Preferred Stock, convertible under certain conditions into Common Stock, of the Company were allocated to Mr. Neville's accounts under certain of the Company's benefit plans.

                                 EXPERTS

   The financial statements incorporated in this Prospectus by reference to Ralston Purina Company Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.